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                                                                    Exhibit 23.2



                         CONSENT OF INDEPENDENT AUDITORS

We consent to reference to our firm under the caption "Interests of Named Experts and Counsel" in the Post Effective Amendment No. 2 to the Registration Statement (Form S-8) pertaining to the Amended and Restated Management Annual Incentive Plan of Cooper Industries, Inc. and the incorporation by reference therein of our report dated January 23, 2001, with respect to the consolidated financial statements of Cooper Industries, Inc., incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                     /s/  ERNST & YOUNG LLP

Houston, Texas
July 6, 2001